Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements Nos. 333-77237, 333-62346, 333-113212, and 333-140597 on Forms S-8 of our report dated December 14, 2007, relating to the financial statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan, appearing in this Annual Report on Form 11-K of Rock-Tenn Company for the year ended September 30, 2007.
/s/ Cherry, Bekaert & Holland, L.L.P.
Atlanta. Georgia
December 14, 2007